Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Isonics Corporation on Form S-8 of our report, dated June 24, 2005, appearing in the Annual Report on Form 10-KSB of Isonics Corporation for the year ended April 30, 2005.

/s/ Hein & Associates LLP

Denver, Colorado
September 26, 2005